                                                                       EXECUTION
                                                                         VERSION

                                CREDIT AGREEMENT

                                      among

                             PRG-SCHULTZ USA, INC.,
                                  as Borrower,

                        PRG-SCHULTZ INTERNATIONAL, INC.,
                                   as Parent,

                       CERTAIN SUBSIDIARIES OF THE PARENT
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                                       AND

              THE LENDERS IDENTIFIED ON THE SIGNATURE PAGES HERETO,
                                   as Lenders

                                       AND

                        BLUM STRATEGIC PARTNERS II, L.P.,
                             as the Collateral Agent

                          DATED AS OF DECEMBER 23, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1 DEFINITIONS....................................................     1
   1.1   Definitions.....................................................     1
   1.2   Computation of Time Periods.....................................    17
   1.3   Accounting Terms................................................    17

SECTION 2 CREDIT FACILITIES..............................................    18
   2.1   Term Loan.......................................................    18
   2.2   [Intentionally Omitted].........................................    19

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES.................    19
   3.1   Default Rate....................................................    19
   3.2   [Intentionally Omitted].........................................    19
   3.3   Prepayments.....................................................    19
   3.4   Termination the Commitment......................................    20
   3.5   Fees............................................................    20
   3.6   [Intentionally Omitted].........................................    20
   3.7   [Intentionally Omitted].........................................    20
   3.8   [Intentionally Omitted].........................................    20
   3.9   Taxes...........................................................    20
   3.10  [Intentionally Omitted].........................................    21
   3.11  Payments Computations, Etc......................................    21
   3.12  Evidence of Debt................................................    22

SECTION 4 GUARANTY.......................................................    22
   4.1   The Guaranty....................................................    22
   4.2   Obligations Unconditional.......................................    22
   4.3   Reinstatement...................................................    23
   4.4   Certain Additional Waivers......................................    24
   4.5   Remedies........................................................    24
   4.6   Rights of Contribution..........................................    24
   4.7   Guarantee of Payment; Continuing Guarantee......................    24

SECTION 5 CONDITIONS.....................................................    25
   5.1   Closing Conditions..............................................    25

SECTION 6 REPRESENTATIONS AND WARRANTIES.................................    28
   6.1   Financial Condition.............................................    28
   6.2   No Material Change..............................................    29
   6.3   Organization and Good Standing..................................    29
   6.4   Power; Authorization; Enforceable Obligations...................    29
   6.5   No Conflicts....................................................    30
   6.6   No Default......................................................    30

   6.7   Ownership.......................................................    30
   6.8   Indebtedness....................................................    30
   6.9   Litigation......................................................    30
   6.10  Taxes...........................................................    30
   6.11  Compliance with Law.............................................    31
   6.12  ERISA...........................................................    31
   6.13  Subsidiaries....................................................    32
   6.14  Governmental Regulations, Etc...................................    33
   6.15  Purpose of Loans and Letters of Credit..........................    34
   6.16  Environmental Matters...........................................    34
   6.17  Intellectual Property...........................................    35
   6.18  Solvency........................................................    35
   6.19  Investments.....................................................    35
   6.20  Location of Collateral..........................................    35
   6.21  Disclosure......................................................    35
   6.22  Brokers' Fees...................................................    36
   6.23  Labor Matters...................................................    36

SECTION 7 AFFIRMATIVE COVENANTS..........................................    36
   7.1   Information Covenants...........................................    36
   7.2   Preservation of Existence and Franchises........................    39
   7.3   Books and Records...............................................    40
   7.4   Compliance with Law.............................................    40
   7.5   Payment of Taxes and Other Indebtedness.........................    40
   7.6   Insurance.......................................................    40
   7.7   Maintenance of Property.........................................    41
   7.8   Performance of Obligations......................................    41
   7.9   Use of Proceeds.................................................    41
   7.10  Audits/Inspections..............................................    41
   7.11  [Intentionally Omitted].........................................    42
   7.12  Additional Credit Parties.......................................    42
   7.13  Environmental Laws..............................................    43
   7.14  Collateral......................................................    43
   7.15  Working Capital Borrowing Base..................................    44
   7.16  Post-Closing Deliveries.........................................    44

SECTION 8 NEGATIVE COVENANTS.............................................    44
   8.1   Indebtedness....................................................    44
   8.2   Liens...........................................................    45
   8.3   Nature of Business..............................................    45
   8.4   Consolidation, Merger, Dissolution, etc.........................    45
   8.5   Asset Dispositions..............................................    46
   8.6   Investments.....................................................    47
   8.7   Restricted Payments.............................................    47
   8.8   Transactions with Affiliates....................................    47
   8.9   Fiscal Year; Organizational Documents...........................    47
   8.10  Limitation on Restricted Actions................................    47

   8.11  Ownership of Subsidiaries.......................................    48
   8.12  Sale Leasebacks.................................................    48
   8.13  Capital Expenditures............................................    48
   8.14  No Further Negative Pledges.....................................    48
   8.15  Limitation on Foreign EBITDA....................................    49
   8.16  Subordinated Debt...............................................    49
   8.17  Notice under the Indenture......................................    49
   8.18  Working Capital Loan Documents..................................    49

SECTION 9 EVENTS OF DEFAULT..............................................    49
   9.1   Events of Default...............................................    49
   9.2   Acceleration; Remedies..........................................    52
   9.3   Application of Funds............................................    52

SECTION 10 MISCELLANEOUS.................................................    53
   10.1  Notices.........................................................    53
   10.2  Right of Set-Off; Adjustments...................................    55
   10.3  Successors and Assigns..........................................    55
   10.4  Expenses; Indemnification.......................................    56
   10.5  Amendments, Waivers and Consents................................    57
   10.6  Counterparts....................................................    58
   10.7  Headings........................................................    58
   10.8  Survival........................................................    58
   10.9  Governing Law; Submission to Jurisdiction; Venue................    58
   10.10 Waiver of Jury Trial............................................    59
   10.11 Survival of Representations and Warranties......................    59
   10.12 Severability....................................................    59
   10.13 Entirety........................................................    59
   10.14 Binding Effect; Termination.....................................    59
   10.15 Confidentiality.................................................    60
   10.16 Conflict........................................................    61
   10.17 USA Patriot Act Notice..........................................    61

SECTION 11 COLLATERAL AGENT..............................................    61
   11.1  Appointment.....................................................    61
   11.2  Nature of Duties................................................    62
   11.3  Rights, Exculpation, Etc........................................    62
   11.4  Reliance........................................................    63
   11.5  Indemnification.................................................    63
   11.6  Collateral Agent Individually...................................    63
   11.7  Successor Collateral Agent......................................    64
   11.8  Collateral Matters..............................................    64
   11.9  Agency for Perfection...........................................    65

                                    SCHEDULES

Schedule 1.1(a)   Commitments
Schedule 1.1(b)   Investments
Schedule 1.1(c)   Liens
Schedule 6.9      Litigation
Schedule 6.10     Tax Returns
Schedule 6.13     Subsidiaries
Schedule 6.17     Intellectual Property
Schedule 6.20     Chief Executive Office/Exact Legal Name/State of Incorporation
Schedule 6.22     Broker's Fees
Schedule 7.6      Insurance
Schedule 8.1      Indebtedness

                                    EXHIBITS

Exhibit A         Form of Borrowing Notice
Exhibit B         Form of Note
Exhibit C         Form of Officer's Compliance Certificate
Exhibit D         [Intentionally Omitted]
Exhibit E         Form of Joinder Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (this "Credit Agreement"), dated as of December 23, 2005, is by and among PRG-SCHULTZ USA, INC., a Georgia corporation (the "Borrower"), PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (the "Parent"), each of the Domestic Subsidiaries of the Parent (such Domestic Subsidiaries, together with the Parent, individually a "Guarantor" and collectively the "Guarantors") and each of the Lenders identified on the signature pages hereto (each a "Lender" and collectively, the "Lenders") and Blum Strategic Partners II, L.P., as the collateral agent for the Lenders (in such capacity, the "Collateral Agent").

                                   W1TNESSETH:

     The Borrower has asked the Lenders to extend credit to the Borrower consisting of a term loan in the aggregate principal amount of $10,000,000, the proceeds of which shall be used (i) to fund certain of the Borrower's working capital needs, provided, that in no event shall the proceeds of the Term Loan be used to make any severance payments or other similar payments to John Cook or Jack Toma and (ii) to pay transaction fees and expenses related to this Credit Agreement and the other transactions contemplated hereby. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS

     1.1  DEFINITIONS.

     As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

          "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, in no event shall any Lender or any Affiliate of a Lender be deemed an Affiliate of any Consolidated Party.

          "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise (including pursuant to any casualty or condemnation event).

          "Attorney Costs" means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel.

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

          "Borrower" means the Person identified as such in the Preamble, together with any permitted successors and assigns.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

          "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
     (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

          "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Parent, (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office, or (iii) the Parent shall fail to own directly 100% of the outstanding Capital Stock of the Borrower. As used herein,

     "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

          "Closing Date" means the date hereof.

          "Closing Fee" shall have the meaning assigned to such term in Section 3.5.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

          "Collateral Agent" shall have the meaning assigned to such term in the Preamble.

          "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement, the Foreign Pledge Agreements and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

          "Commitment" means, with respect to each Lender, the commitment of such Lender to make a portion of the Term Loan to the Borrower in the amount set forth in Schedule 1.1(a) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Credit Agreement.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated EBITDA" shall have the meaning specified therefor in the Working Capital Loan Agreement.

          "Consolidated Parties" means a collective reference to the Parent and its Subsidiaries, and "Consolidated Party" means any one of them.

          "Credit Agreement" shall have the meaning assigned to such term in the Preamble.

          "Credit Documents" means a collective reference to this Credit Agreement, any Notes, each Joinder Agreement, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each ease as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

          "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them.

          "Credit Party Obligations" means, without duplication, all of the obligations of the Credit Parties to the Lenders and the Collateral Agent, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding).

          "Debt Issuance" means the issuance of any Indebtedness for borrowed money by any Consolidated Party other than Indebtedness permitted by
     Section 8.1.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Disclosure Document" means the quarterly report of the Parent on Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended September 30, 2005.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

          "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

          "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary of the Parent directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Issuance" means any issuance by any Consolidated Party to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Event of Default" shall have the meaning as defined in Section 9.1.

          "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, senior vice president, chief financial officer or treasurer of such Person.

          "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Sections 3.3(b)(ii) and (iii) hereof), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance,
     (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

          "Facilities" shall have the meaning assigned to such term in Section 6.16.

          "First Tier Foreign Subsidiary" means each Foreign Subsidiary which is owned directly by a Credit Party.

          "Financial Statements" means the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at September 30, 2005.

          "Foreign Pledge Agreement" means any pledge agreement or similar document governed by laws other than the laws of the state of New York entered into by any Credit Party in favor of the Lenders, in accordance with the terms hereof, as amended, modified, restated or supplemented from time to time.

          "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

          "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

          "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

          "Guarantors" means the Parent, each of the Domestic Subsidiaries of the Parent (other than the Borrower), each of the Domestic Subsidiaries of the Borrower, each Additional Credit Party which has executed a Joinder Agreement, and any other Person who becomes a Guarantor, together with their successors and permitted assigns, and "Guarantor" means any one of them.

          "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or
     (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement.

          "Immaterial Foreign Subsidiary" means, at any time, any First Tier Foreign Subsidiary (i) for which the portion of Consolidated EBITDA attributable to such First Tier Foreign Subsidiary does not exceed 5% of Consolidated EBITDA for the most recently ended four fiscal quarter period and (ii) for which the portion of Consolidated EBITDA attributable to such First Tier Foreign Subsidiary, together with the portion of Consolidated EBITDA attributable to all other First Tier Foreign Subsidiaries with respect to which the Collateral Agent has not received a pledge of 66% of Capital Stock of such First Tier Foreign Subsidiaries, does not exceed 10% of Consolidated EBITDA for the most recently ended four fiscal quarter period.

          "Indebtedness" means, with respect to any Person, without duplication,
     (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under

     Hedging Agreements, (j) commercial letters of credit and the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) the principal portion of all obligations of such Person under Synthetic Leases, (l) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) be subject to mandatory sinking fund payments, redemption or other acceleration by a fixed date, (m) all obligations of such Person to repurchase any securities issued by such Person at any time on or prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person and (o) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP).

          "Indenture" means that certain Indenture, dated as of November 26, 2001, between the Parent and SunTrust Bank, as trustee, as amended or modified in accordance with the terms hereof and thereof.

          "Intercreditor Agreement" means the Intercreditor and Subordination Agreement dated as of the date hereof, by and among the Lenders, and the Working Capital Lender in form and substance satisfactory to the Lenders, as amended, restated, supplemented, modified or otherwise changed from time to time in accordance with the terms thereof.

          "Investment" means (a) the acquisition (whether for cash, property, services, assumption of indebtedness, securities or otherwise) of assets, Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of any Person or (b) any deposit with, or advance, loan or other extension of credit to, any Person (other than deposits made in connection with the purchase or lease of equipment or other assets in the ordinary course of business or the leasing of real property in the ordinary course of business) or (c) any other capital contribution to or investment in any Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

          "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit E hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

          "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

          "Lender" or "Lenders" shall have the meanings assigned to such terms in the Preamble.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means the Term Loan or any portion thereof made by the Lenders to the Borrower pursuant to this Credit Agreement.

          "Material Adverse Effect" means, other than the Working Capital Acknowledged Defaults and matters disclosed in the Disclosure Document, a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Collateral Agent or any Lender under the Credit Documents.

          "Material Foreign Subsidiary" means, at any time, any First Tier Foreign Subsidiary of a Credit Party that is not an Immaterial Foreign Subsidiary.

          "Maturity Date" means the earlier of (i) August 15, 2006, and (ii) the date on which the "Transactions" as defined in the Restructuring Term Sheet shall have been substantially consummated.

          "Meridian" means Meridian Corporation Limited (formerly known as Meridian VAT Corporation Limited), a company incorporated in Jersey.

          "Meridian International" means Meridian VAT Processing (International) Limited, a company incorporated in Jersey.

          "Meridian Loan" means the loan by Meridian International to Meridian in an aggregate amount not to exceed approximately 12,700,000 Euros.

          "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA

          "Multiple Employer Plan" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

          "Net Cash Proceeds" means the aggregate cash proceeds received by the Consolidated Parties in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, sales commissions and compensation related expenses) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition, Equity Issuance or Debt Issuance.

          "Note" shall have the meaning specified therefor in Section 3.12.

          "Notice of Borrowing" shall have the meaning specified therefor in
     Section 2.1(b).

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

          "Other Taxes" shall have the meaning assigned to such term in Section 3.9.

          "Parent" means PRG-Schultz International, Inc., a Georgia corporation, together with any successors and permitted assigns.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1(b); (v) Guaranty Obligations permitted by Section 8.1; (vi) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $500,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; (vii) Investments by one Credit Party in another Credit Party (other than the Parent); (viii) Investments by the Borrower in the Parent in an amount necessary to allow the Parent to pay regularly scheduled interest payments on the Subordinated Debt; (ix) Investments in Foreign Subsidiaries of the Parent in an amount not to exceed $4,000,000 in the aggregate during the term of this Credit Agreement; provided, however, that for purposes of calculating Investments in Foreign Subsidiaries for purposes of this clause (ix), the actual aggregate Investments in Foreign Subsidiaries shall be reduced by an amount equal to cash repatriated to the United States from Meridian; (x) compensation advances to commissioned auditors made in the ordinary course of business; (xi) Investment by Meridian International in Meridian in the form of the Meridian Loan; and (xii) other loans, advances and Investments of a nature not contemplated in the foregoing subsections in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

          "Permitted Liens" means:

          (i) Liens in favor of the Lender to secure the Credit Party
     Obligations;

          (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

          (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

          (vii) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

          (viii) leases or subleases granted to others not interfering in any material respect with the business of any Consolidated Party;

          (ix) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

          (x) Liens existing as of the Closing Date and set forth on Schedule 1.1(c); provided that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

          (xi) Lien in favor of Meridian International on the Capital Stock of PRG-Schultz UK Ltd. owned by Tamebond which Lien secures the Meridian Loan;

          (xii) Liens on Property of Meridian or any of its Subsidiaries securing those obligations of Meridian or any of its Subsidiaries permitted under Section 8.1(h); and

          (xiii) Liens granted in favor of the Working Capital Lender to secure the obligations of the Credit Parties under the Working Capital Loan Documents, provided that such Liens are subject to the terms of Intercreditor Agreement or a replacement intercreditor agreement in form and substance acceptable to the Lenders.

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Pledge Agreement" means the pledge agreement dated as of the Closing Date executed in favor of the Collateral Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Pro Rata Share" means with respect to all matters (including, without limitation, the indemnification obligations arising under Section 10.5), including a Lender's obligation to make a Loan constituting a portion of the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the Total Commitment, provided that if the Total

     Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan.

          "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

          "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

          "Required Lenders" means Lenders whose Pro Rata Share of the Term Loan aggregate at least 65% of the aggregate outstanding principal amount of the Term Loan.

          "Restricted Payment" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any merger or consolidation involving any Consolidated Party), or to the direct or indirect holders of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, in their capacity as such (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person to any Credit Party (directly or indirectly through Subsidiaries), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

          "Restructuring Term Sheet" means the Summary of Financial Restructuring Term Sheet, dated December 23, 2005, describing an agreement in principal between the Credit Parties and a committee of holders of the notes issued by the Parent under the Indenture.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

          "Security Agreement" means the security agreement dated as of the Closing Date executed in favor of the Collateral Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

          "Ship & Debit Division" means the discrete unit within the Borrower responsible for providing revenue recovery services to electronic manufacturers and similar businesses.

          "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

          "Solvent" means, with respect to the Parent and its Subsidiaries on a consolidated basis as of a particular date, that on such date the Parent and its Subsidiaries have on a consolidated basis an enterprise value (as a going concern) in excess of their consolidated liabilities.

          "Subordinated Debt" means the Indebtedness of the Parent evidenced by the Indenture in an aggregate principal amount not to exceed $125,000,000.

          "Subsidiary" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock.

          "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

          "Tamebond" means Tamebond Limited, a U.K. corporation.

          "Taxes" shall have the meaning assigned to such term in Section 3.9.

          "Term Loan" means, collectively, the term loans made by the Lenders to the Borrower on the Closing Date pursuant to Section 2.1. The aggregate principal amount of the Term Loan as of the Closing Date is $10,000,000.

          "Total Commitment" means the sum of the Commitments of all the Lenders.

          "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

          "Working Capital Acknowledged Defaults" means "Acknowledged Events of Defaults", as such term is defined in the Working Capital Forbearance Agreement, amended by the Working Capital Amendment, solely to the extent such defaults are not cured or waived or the applicable provisions are not amended or otherwise changed.

          "Working Capital Amendment" shall have the meaning assigned to such term in Section 5.1(m).

          "Working Capital Borrowing Base" means the "Borrowing Base", as such term is defined in and calculated under the Working Capital Loan Agreement as in effect on the date hereof, including the applicable percentage (as in effect on the Closing Date) of "Eligible Receivables" and "Eligible Backlog" (as such terms are defined in the Working Capital Loan Agreement as in effect on the Closing Date) set forth in such definition of "Borrowing Base", and giving effect to any reserves (including, without limitation, the reserve for Working Capital LC Obligations) from time to time established by the Working Capital Lender against such Borrowing Base in accordance with the Working Capital Loan Agreement.

          "Working Capital Commitment" means the aggregate "Commitments", as such term is defined in the Working Capital Loan Agreement.

          "Working Capital Event of Default" means an "Event of Default", as such term is defined in the Working Capital Loan Agreement.

          "Working Capital Facility" means the credit facility provided to the Borrower by the Working Capital Lender pursuant to the Working Capital Loan Documents consisting of the Working Capital Revolving Loans and the Working Capital LCs.

          "Working Capital Forbearance Agreement" means the Forbearance Agreement, dated as of November 8, 2005, by and among the Borrower, the Parent and the Working Capital Lender, as amended by the Working Capital Amendment.

          "Working Capital LC Obligations" means, at any time and without duplication, the sum of (i) the aggregate stated amount of all issued and outstanding Working Capital LCs plus (ii) the aggregate amount of any drawing under the Working Capital LCs for which the Working Capital Lender has not been reimbursed.

          "Working Capital LCs" means the letters of credit, or guaranties by the Working Capital Lender in respect of letters of credit, issuable under the Working Capital Loan Agreement in a maximum aggregate stated amount of $10,000,000.

          "Working Capital Lender" means Bank of America, N.A. and/or any other lender from time to time party to the Working Capital Loan Agreement.

          "Working Capital Loan Agreement" means the Amended and Restated Credit Agreement, dated as of November 30, 2004, as supplemented by the Working Capital Forbearance Agreement, and as amended by the Working Capital Amendment, by and among the Credit Parties and the Working Capital Lender, as amended, restated, modified, supplemented, renewed, replaced or otherwise changed from time to time.

          "Working Capital Loan Documents" means the "Credit Documents", as such term is defined in the Working Capital Loan Agreement, as amended, restated, modified, supplemented, renewed, replaced or otherwise changed from time to time pursuant to the terms of this Credit Agreement.

          "Working Capital Loans" means the revolving credit loans made or to be made to the Borrower by the Working Capital Lender pursuant to the Working Capital Loan Agreement.

          "Working Capital Revolving Commitment" means the commitment of certain Working Capital Lender to make Working Capital Loans to the Borrower and assist the Borrower with the issuance of Working Capital LCs pursuant to the Working Capital Loan Agreement in the aggregate principal amount of $30,000,000, as the same may be reduced or terminated pursuant to the Working Capital Loan Agreement.

     1.2 COMPUTATION OF TIME PERIODS.

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3 ACCOUNTING TERMS.

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1; provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

                                   SECTION 2

                                CREDIT FACILITIES

     2.1 TERM LOAN.

          (a) Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make such Lender's Pro Rata Share of the Term Loan to the Borrower on the Closing Date, in an aggregate principal amount not to exceed the amount of such Lender's Commitment. The aggregate principal amount of the Term Loan made by all Lenders on the Closing Date shall not exceed the Total Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

          (b) TErm Loan Borrowing. (i) The Borrower shall give the Lenders prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit A hereto (the "Notice of Borrowing")), not later than 1:00 p.m. (New York City time) on the date which is three (3) Business Days prior to the date of the proposed Term Loan (or such shorter period to the extent agreed to by all of the Lenders). The Notice of Borrowing shall be irrevocable and shall specify
(i) the principal amount of the proposed Term Loan, and (ii) the proposed borrowing date, which must be a Business Day, and must be the Closing Date. The Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Lenders in good faith to be from the Borrower (or from any Executive Officer thereof designated in writing purportedly from the Borrower to the Lenders). The Borrower hereby waives the right to dispute the Lenders' record of the terms of any such telephonic Notice of Borrowing. Each Lender shall be entitled to rely conclusively on any Executive Officer's authority to request the Term Loan on behalf of the Borrower until the Lenders receive written notice to the contrary. The Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

          (ii) The Notice of Borrowing pursuant to this Section 2.1(b) shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith.

          (iii) All Loans under this Credit Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make any Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Credit Agreement regardless of the failure by any other Lender.

          (c) Repayment. The principal amount of the Term Loan shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to
Section 9.2.

          (d) Interest. Subject to the provisions of Section 3.1, the Term Loan shall bear interest at a per annum rate equal to twelve percent (12%). Interest on the Term Loan shall be payable monthly in arrears on the last Business Day of each calendar month (or at such other times as may be specified herein).

     2.2 [INTENTIONALLY OMITTED]

                                   SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

     3.1 DEFAULT RATE.

     Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to 14%.

     3.2 [INTENTIONALLY OMITTED]

     3.3 PREPAYMENTS.

          (a) Voluntary Prepayments. Subject to the terms of the Intercreditor Agreement, the Borrower shall have the right to prepay the Term Loan in whole or in part from time to time; provided, that (i) the Term Loan may be prepaid by the Borrower giving notice to the Lender (which may be given by telephone) no later than 11:00 a.m. (New York City time) on the date of the requested prepayment and (ii) each partial prepayment of the Term Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $1,000,000 (unless the amount of Term Loan outstanding immediately prior to such prepayment is less than $1,000,000). All prepayments under this Section 3.3(a), shall be made without premium or penalty and shall be applied to the Term Loan ratably.

          (b) Mandatory Prepayments.

               (i) Extraordinary Receipts. Subject to the terms of Intercreditor Agreement, upon the receipt by any Credit Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal of the Term Loan in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

               (ii) Asset Disposition. Subject to the terms of the Intercreditor Agreement, the Borrower shall immediately prepay the Term Loan in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of any Asset Disposition (other than any Asset Disposition permitted by Section 8.5(i), (ii), (iii), (iv) or (v)) (to be applied as set forth in Section 3.3(c) below).

               (iii) Equity Issuance. Subject to the terms of the Intercreditor Agreement, immediately upon receipt by a Credit Party or any of its Subsidiaries

          (other than the Parent) of proceeds from any Equity Issuance, the Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders (such prepayment to be applied as set forth in Section 3.3(c) below).

               (iv) Debt Issuance. Subject to the terms of the Intercreditor Agreement, immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Debt Issuance, the Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in Section 3.3(c) below).

               (v) Working Capital Acceleration. The Borrower will immediately prepay the outstanding principal amount of the Term Loan in the event that the Working Capital Commitment or the Working Capital Loan Documents are terminated as a result of an acceleration of the indebtedness thereunder (it being agreed that the maturity of the Working Capital Facility solely in accordance with its terms and without further action by the Working Capital Lender (e.g., upon its scheduled maturity date) shall not constitute an acceleration).

          (c) Application of Mandatory Prepayments. All amounts required to be paid pursuant to Section 3.3(b) shall be applied to repay the Term Loan ratably. All prepayments under this Section 3.3(c) shall be subject to Section 3.11.

     3.4 TERMINATION THE COMMITMENT. The Total Commitment shall terminate at 5:00 p.m. (New York City time) on the Closing Date.

     3.5 FEES. On or prior to the Closing Date, the Borrower shall pay to the Lenders, in accordance with their respective Pro Rata Shares, a non-refundable closing fee (the "Closing Fee") equal to $225,000, which shall be deemed fully earned when paid.

     3.6 [INTENTIONALLY OMITTED]

     3.7 [INTENTIONALLY OMITTED]

     3.8 [INTENTIONALLY OMITTED]

     3.9 TAXES.

          (a) Any and all payments by any Credit Party to or for the account of any Lender hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding taxes imposed on or measured by such Lender's overall net income, and franchise or similar taxes imposed on such Lender (in lieu of, or in addition to, net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Credit Document to any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, such Credit Party shall finish to such Lender the original or a certified copy of a receipt evidencing payment thereof or, if no such receipt is available, other evidence of payment reasonably satisfactory to such Lender.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp, count or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each ease whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (c) shall be made within thirty days after the date such Lender makes a demand therefor.

     3.10 [INTENTIONALLY OMITTED]

     3.11 PAYMENTS COMPUTATIONS, ETC.

     Except as otherwise specifically provided herein, all payments hereunder shall be made to the Lenders in Dollars in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff not later than 2:00 p.m. (New York City time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Each Lender may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with such Lender (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Lenders the Loans, the Closing Fee, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and the Closing Fee for the period of such extension). All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

     3.12 EVIDENCE OF DEBT.

     The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by such Lender shall be prima fade evidence of the existence of the amount of the Loans made by such Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Credit Party Obligations. The Borrower shall execute and deliver to such Lender a promissory note, which shall evidence such Lender's Pro Rata Share of the Term Loan in addition to such accounts or records. Each promissory note shall be in the form of Exhibit B (each a "Note" and, collectively, the "Notes"). The Lenders may attach schedules to the Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

                                   SECTION 4

                                    GUARANTY

     4.1 THE GUARANTY.

     Each of the Guarantors hereby jointly and severally guarantees to each Lender, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other Credit Documents, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

     4.2 OBLIGATIONS UNCONDITIONAL.

     The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as all Lenders have been paid in full and the Credit Agreement shall have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (a) at any time or from time to time without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

          (b) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

          (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

          (d) any Lien granted to, or in favor of, the Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

          (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

     4.3 REINSTATEMENT.

     The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Lender and the Collateral Agent on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by such Lender and the Collateral Agent in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4 CERTAIN ADDITIONAL WAIVERS.

     Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

     4.5 REMEDIES.

     The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of
Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreement, the Pledge Agreement and the other Collateral Documents and that each Lender may exercise its remedies thereunder in accordance with the terms thereof.

     4.6 RIGHTS OF CONTRIBUTION.

     The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Credit Party Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.

     4.7 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

     The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                   SECTION 5

                                   CONDITIONS

     5.1 CLOSING CONDITIONS.

     The obligation of each Lender to enter into this Credit Agreement and to make its Pro Rata Share of the Term Loan, shall be subject to satisfaction or waiver of the following conditions (in form and substance acceptable to such Lender in its reasonable discretion):

          (a) Executed Credit Documents. Receipt by the Lenders of duly executed copies of: (i) this Credit Agreement, (ii) the Notes, (iii) the Collateral Documents (other than the Foreign Pledge Agreements), (iv) the Intercreditor Agreement and (v) all other Credit Documents, each in form and substance acceptable to each Lender in its reasonable discretion.

          (b) Corporate Documents. Receipt by the Lenders of the following:

               (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents (collectively, "Organizational Documents") of the Borrower and the Parent certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and copies of all Organizational Documents of all Credit Parties certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

               (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to the Borrower and the Parent certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

          (c) [Intentionally Omitted]

          (d) Opinions of Counsel. The Lenders shall have received a legal opinion in form and substance reasonably satisfactory to the Lenders dated as of the Closing Date from counsel to the Credit Parties.

          (e) Personal Property Collateral. The Lenders shall have received:

               (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and, if requested, each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral (it being understood and agreed that liens are not to be perfected with respect to personal property located in certain field offices), copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

               (ii) duly authorized UCC financing statements for each appropriate jurisdiction as is necessary, in the Lenders' reasonable discretion, to perfect the Collateral Agent's security interest in the Collateral;

               (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Lenders in order to perfect the Collateral Agent's security interest in the Collateral;

               (iv) copies of all stock certificates evidencing the Capital Stock pledged to the Collateral Agent pursuant to the Pledge Agreement, together with copies of the duly executed in blank, undated stock powers and other instruments of transfer attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Lenders in their reasonable discretion under the law of the jurisdiction of incorporation of such Person), provided that the originals of such promissory notes, stock certificates, stock powers and other instruments of transfer shall have been delivered to the Working Capital Lender and held by it as bailee for the Lenders, subject to the terms of Intercreditor Agreement;

               (v) such patent/trademark/copyright filings as requested by the Lenders in order to perfect the Collateral Agent's security interest in the Collateral; and

               (vi) duly executed consents as are necessary, in the Lenders' sole discretion, to perfect the Collateral Agent's security interest in the Collateral.

          (f) Priority of Liens. The Lenders shall have received satisfactory evidence that (i) the Collateral Agent holds a perfected, first priority Lien on all Collateral (subject in priority solely to the Liens in favor of the Working Capital Lender) and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

          (g) [Intentionally Omitted]

          (h) Material Adverse Effect. Except for the Working Capital Acknowledged Defaults and as otherwise disclosed in the Disclosure Documents, no material adverse change shall have occurred since September 30, 2005 in the condition (financial or otherwise), business, assets, operations, management or prospects of the Consolidated Parties taken as a whole.

          (i) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

          (j) Officer's Certificates. The Lenders shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that (A) each Credit Party is in compliance with all existing financial obligations (other than the Working Capital Acknowledged Events of Default), (B) all material governmental, shareholder and third party consents and approvals, if any, necessary in connection with respect to the Credit Documents and the transactions contemplated thereby have been obtained,
(C) no action, suit, investigation or proceeding is pending or, to the knowledge of such Executive Officer, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) the Parent and its Subsidiaries, taken as a whole, are Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects (unless such representation or warranty was made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11 of the Working Capital Loan Agreement, and
(5) except for the Working Capital Acknowledged Defaults, no Working Capital Event of Default exists.

          (k) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders.

          (l) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Section 6 and in each other Credit Document, certificate or other writing delivered to the Collateral Agent and the Lenders or pursuant hereto or thereto on or prior to the Closing Date are true and correct on and as of the Closing Date as though made on and as of such date (unless such representation or warranty was made as of a specified date, in which case such representation or warranty shall be true and correct only as of such specified date), (ii) no Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Credit Agreement or the other Credit Documents becoming effective in accordance with its or their respective terms and (iii) except for the Working Capital Acknowledged Defaults, no "default", "event of default' or similar event shall have occurred and be continuing, and no forbearance from exercising remedies in respect thereof shall exist, on the Closing Date under any Working Capital Loan Document or the Indenture or would result from this Credit Agreement or the other Credit Documents becoming effective in accordance with its or their respective terms.

          (m) Amendment to Working Capital Loan Agreement. The Lenders shall have been satisfied with the amendment to Working Capital Loan Agreement and the Working Capital Forbearance Agreement permitting the transactions contemplated under this Credit Agreement and a copy of such amendment shall be certified on behalf of the Borrower by an Executive Officer (the "Working Capital Amendment").

          (n) Working Capital Loan Documents; Indenture. The Lenders shall have received copies of the Working Capital Loan Documents, the Indenture and the other documents related thereto, in each case, as in effect on the Closing Date, certified as true, complete and correct copies thereof by an Executive Officer of the Borrower, together with a certificate of an Executive Officer of the Borrower stating that such agreements remain in full force and effect.

          (o) Due Diligence. Each Lender shall have completed its legal due diligence with respect to each Credit Party and the Collateral and the results thereof shall be reasonably acceptable to each Lender in its sole discretion. Without limiting the foregoing, each Lender and its counsel shall have (i) completed a review of all ERISA, environmental, tax, regulatory, material permits, accounting, litigation, material contracts and labor matters, (ii) completed a review of all Working Capital Loan Documents, in each case of clauses (i) and (ii) above, the results of which shall be reasonably satisfactory to such Lender.

          (p) Restructuring Term Sheet. The Lenders shall been satisfied in their sole reasonable discretion with the terms of the Restructuring Term Sheet.

          (q) Interest Payment under the Indenture. The Lenders shall have received satisfactory evidence that the interest payment due under the Indenture shall have been made.

          (r) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by the Lenders, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     The Credit Parties hereby represent to the Lenders that:

     6.1 FINANCIAL CONDITION.

     The Financial Statements delivered to the Lenders (i) have been prepared in accordance with GAAP and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

     6.2 NO MATERIAL CHANGE.

     Since September 30, 2005 (a) there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

     6.3 ORGANIZATION AND GOOD STANDING.

     Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in the case of clauses (a) (other than with respect to the Borrower) (b) and (c) where such failures could not be reasonably expected to have a Material Adverse Effect.

     6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

     Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except (i) for filings to perfect the Liens created by the Collateral Documents, (ii) for consents, authorizations, notices or similar acts which will be obtained on or before, and are in full force and effect as of, the Closing Date or (iii) where the failure to obtain such consents, authorizations or notices or make such similar acts is immaterial. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5 NO CONFLICTS.

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any Working Capital Loan Documents, any indenture (including, to the extent applicable, the Indenture), loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6 NO DEFAULT.

     No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture (including, to the extent applicable, the Indenture after giving effect to the interest payment with the proceeds of the Term Loan), mortgage, security agreement, Working Capital Loan Document (other than the Working Capital Acknowledged Defaults) or other agreement or obligation to which it is a party or by which any of its properties is bound which default could have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.7 OWNERSHIP.

     Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets material to the conduct of its business and none of such assets is subject to any Lien other than Permitted Liens.

     6.8 INDEBTEDNESS.

     Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

     6.9 LITIGATION.

     Except as provided on Schedule 6.9, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

     6.10 TAXES.

     Each Consolidated Party has filed, or caused to be filed (except for those tax returns identified on Schedule 6.10), all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

     6.11 COMPLIANCE WITH LAW.

     Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could reasonably be expected to have a Material Adverse Effect.

     6.12 ERISA.

          (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in material compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

          (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

          (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such material liability.

          (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

          (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 10.16 with respect to its source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of
Section 4975(e)(1) of the Code.

     6.13 SUBSIDIARIES.

     Set forth on Schedule 6.13 is a complete and accurate list of all Subsidiaries of each Consolidated Party. Information on Schedule 6.13 includes jurisdiction of incorporation or organization, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13, no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. Schedule 6.13 may be updated from time to time by the Borrower by giving written notice thereof to the Lenders as to any changes after the Closing Date.

     6.14 GOVERNMENTAL REGULATIONS, ETC.

          (a) No proceeds of the Loans will be used, directly or indirectly, in any manner that would constitute a violation of Regulation T, Regulation U or Regulation X. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X. If requested by a Lender, the Borrower will furnish to such Lender a statement to the effect of the foregoing sentences in conformity with the requirements of FR Form U-1 referred to in Regulation U or any other comparable form.

          (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or
(ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to a Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

          (d) Except where the failure to have or hold any such item would not have a Material Adverse Effect, each Consolidated Party has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

          (e) No Consolidated Party is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

          (f) Each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     6.15 PURPOSE OF LOANS AND LETTERS OF CREDIT.

     The proceeds of the Loans hereunder shall be used solely by the Borrower
(i) to fund certain of the Borrower's working capital needs, provided, that in no event shall the proceeds of the Term Loan be used to make any severance payments or other similar payments to John Cook or Jack Toma and (ii) to pay transaction fees and expenses related to the Credit Agreement and other transactions contemplated hereby, including the proposed recapitalization of its outstanding debt.

     6.16 ENVIRONMENTAL MATTERS.

     Except where failure to comply could not reasonably be expected to have a Material Adverse Effect;

          (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "Facilities") and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the businesses operated by the Consolidated Parties (the "Businesses"), and there are no conditions relating to the Businesses or Facilities that would be reasonably likely to give rise to liability under any applicable Environmental Laws.

          (b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or would be reasonably likely to give rise to liability under, Environmental Laws.

          (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of the Borrower or any Subsidiary of the Parent in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Facilities or the Businesses.

          (f) There has been no release or, threat of release of Hazardous Materials by the Borrower or its Subsidiaries at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary of the Parent in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that would be reasonably likely to give rise to liability under Environmental Laws.

     6.17 INTELLECTUAL PROPERTY.

     Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to result in a Material Adverse Effect. Set forth on Schedule 6.17 is a list of all Intellectual Property owned by each Consolidated Party or that any Consolidated Party has the right to use. Except as provided on Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Schedule 6.17 may be updated from time to time by the Borrower by giving written notice to the Lenders as to any changes after the Closing Date.

     6.18 SOLVENCY.

     The Parent and its Subsidiaries, taken as a whole, are and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

     6.19 INVESTMENTS.

     All Investments of each Consolidated Party are Permitted Investments.

     6.20 LOCATION OF COLLATERAL.

     Set forth on Schedule 6.20 is the exact legal name, jurisdiction of incorporation or organization and chief executive office of each Credit Party.
Schedule 6.20 may be updated from time to time by the Borrower by written notice to the Lenders.

     6.21 DISCLOSURE.

     Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Collateral Agent or the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.22 BROKERS' FEES.

     Except as disclosed on Schedule 6.22, Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

     6.23 LABOR MATTERS.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

                                   SECTION 7

                              AFFIRMATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document (other than indemnification claims not yet asserted) shall remain outstanding and until all the Credit Documents shall have terminated:

     7.1  INFORMATION COVENANTS.

     The Credit Parties will furnish, or cause to be furnished, to each Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each of the three fiscal quarters of the Consolidated Parties (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations for such fiscal quarter and cash flows for such year to date, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in a form satisfying the Securities and Exchange Commission requirements for a 10-Q filing or otherwise in reasonable form and detail and reasonably acceptable to the Required Lenders, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Monthly Financial Statements. As soon as available, and in any event within 30 days after the end of each fiscal month of the Consolidated Parties commencing with the first fiscal month of the Consolidated Parties ending after the Closing Date, an internally prepared consolidated balance sheets and income statements of the various geographic segments of the Consolidated Parties, as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such fiscal month, together with related consolidated statements of cash flows for such month, all in reasonable detail and certified by the chief financial officer of the Borrower to the effect that such financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustments.

          (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a), 7.1(b) and 7.1(c) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit C, stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

          (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

          (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of any Lender, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (h) Notices. Upon obtaining knowledge thereof, the Credit Parties will give written notice to each Lender promptly of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the

Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could be reasonably expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

          (i) ERISA. Upon obtaining knowledge thereof, the Credit Parties will give written notice to each Lender promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failures to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish each Lender with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (j) Environmental.

               (i) Upon the reasonable written request of any Lender, the Credit Parties will furnish or cause to be furnished to each Lender, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Lenders as to the nature and extent of the presence of any Hazardous Materials on any Facilities that are either owned by a Credit Party or for which the Credit Party is the tenant for a majority of the usable space, and as to the compliance by any Consolidated Party with Environmental Laws at such Facilities. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Lender may arrange for same, and the Consolidated Parties hereby grant to the Lender and their representatives access to the Facilities to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Lender pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

               (ii) The Consolidated Parties will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from or affecting any of the Facilities referred to in the preceding clause (i) to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Facilities to the extent any failure could have a Material Adverse Effect.

          (k) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by the chief financial officer or treasurer of the Borrower setting forth (i) a list of registration numbers for all patents and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Lenders.

          (l) Working Capital Loan Documents. As soon as possible and in any event within three (3) Business Days after execution, receipt or delivery thereof, copies of any material formal notices, statements, reports or other information that any Credit Party executes or receives from the Working Capital Lender in connection with any Working Capital Loan Documents. For the avoidance of doubt, this Section 7.1(l) shall not require delivery of any notice, statement, report or other information executed by the Credit Parties or received from the Working Capital Lender that is executed or received in the ordinary course of business and that are immaterial, but shall include the Borrowing Base Certificate.

          (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as any Lender may reasonably request.

          (n) Indenture. As soon as possible and in any event within three (3) Business Days after execution, receipt or delivery thereof, copies of any material notices, statements, reports or other information that any Credit Party executes or receives from the Trustee (as defined in the Indenture) in connection with the Indenture. For the avoidance of doubt, this Section 7.1(n) shall not require delivery of any notice, statement, report or other information executed by the Credit Parties or received from the Trustee (as defined in the Indenture) that is executed or received in the ordinary course of business and that are immaterial.

     7.2  PRESERVATION OF EXISTENCE AND FRANCHISES.

     Except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

     7.3  BOOKS AND RECORDS.

     Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.4  COMPLIANCE WITH LAW.

     Each Credit Party will, and will cause each of its Subsidiaries to, comply with all Laws and all orders, writs, injunctions and decrees applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could be reasonably expected to have a Material Adverse Effect.

     7.5  PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

     Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could be reasonably expected to have a Material Adverse Effect.

     7.6  INSURANCE.

          (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Collateral Agent under such policy or policies. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

          (b) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Lenders generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party; and (ii) would not materially impair the rights and benefits of the Lenders under the Collateral Documents or any other Credit Document. In the event a Credit Party shall receive any proceeds of such insurance in a net amount in excess of $100,000, such Credit Party will immediately pay over such proceeds to the Lenders, for payment on the Credit Party Obligations; provided, however, that the Lenders agree to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost damaged or destroyed if, but only if, (A) no Default or Event of Default shall have occurred and be continuing at the time of release,
(B) written application for such release is received by the Lenders from such Credit Party within 30 days of receipt of such proceeds, and (C) the Lenders have received evidence reasonably satisfactory to them that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds.

     7.7  MAINTENANCE OF PROPERTY.

     Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8  PERFORMANCE OF OBLIGATIONS.

     Each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

     7.9  USE OF PROCEEDS.

     The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 6.15.

     7.10 AUDITS/INSPECTIONS.

     Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Required Lenders, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit any Lender or its representatives to investigate and verify the accuracy of information and to discuss all such matters with the officers, employees and representatives of such Person.

     7.11 [INTENTIONALLY OMITTED]

     7.12 ADDITIONAL CREDIT PARTIES.

          (a) As soon as practicable and in any event within 45 days after any Person becomes a Domestic Subsidiary of any Credit Party, the Borrower shall provide the Lenders with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit E, (b) subject to the terms of the Intercreditor Agreement, cause 100% of the Capital Stock of such Person to be delivered to the Collateral Agent (together with undated stock powers or copies thereof, as applicable, signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in form acceptable to the Collateral Agent in its reasonable discretion and cause such Person to deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Collateral Agent.

          (b) As soon as practicable and in any event within 180 days after any Person becomes a Material Foreign Subsidiary of any Credit Party, the Borrower shall provide the Lenders with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall, subject to the terms of the Intercreditor Agreement, cause 66% of the Capital Stock of such Person to be delivered to the Collateral Agent (together with undated stock powers or copies thereof, as applicable, signed in blank (unless, such stock powers are deemed unnecessary by the Collateral Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in form acceptable to the Collateral Agent in its reasonable discretion and cause such Person to deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Collateral Agent. It is specifically understood and agreed that no Material Foreign Subsidiary shall be required to pledge any of the Capital Stock of any Foreign Subsidiary owned by such Material Foreign Subsidiary.

          (c) (A) If the Working Capital Lender is granted a Lien in any property of any Credit Party or any guarantor or any other person or entity as security for the Working Capital Facility, as in effect from time to time, the Lenders, shall also promptly receive a Lien in such property, subject to the terms of Intercreditor Agreement, pursuant to documentation reasonably satisfactory to the Required Lenders and the Collateral Agent (including, without limitation, the additional collateral required by the Working Capital Lender pursuant to the Working Capital Amendment) and (B) if any Person guarantees, or otherwise becomes an obligor on, all or any portion of the Working Capital Facility, as in effect from time to time, a comparable guaranty or other instruments is promptly obtained in favor of the Lenders in connection with the obligations hereunder, pursuant to documentation reasonably satisfactory to the Lenders.

     7.13 ENVIRONMENTAL LAWS.

          (a) The Consolidated Parties shall comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b) The Consolidated Parties shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

          (c) The Consolidated Parties shall defend, indemnify and hold harmless the Lender, and its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or the Facilities, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

     7.14 COLLATERAL.

     If, subsequent to the Closing Date, a Credit Party shall acquire any real property, intellectual property, securities instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall notify the Lenders of same in each case as soon as practicable after the acquisition thereof or execution of such lease agreement, as appropriate. Each Credit Party shall take such action as reasonably requested by the Lenders or the Collateral Agent and at its own expense, to ensure that the Collateral Agent shall have a first priority perfected Lien in all real property and personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens. To the extent reasonably requested by the Collateral Agent, the Credit Parties shall execute an intercompany note and pledge and deliver such intercompany note to the Collateral Agent (or its designee) to be held (or delivered to the Working Capital Lender) subject to the terms of the Intercreditor Agreement.

     7.15 WORKING CAPITAL BORROWING BASE.

     The Credit Parties shall maintain all Working Capital Loans and Working Capital LC Obligations (i) so as not to incur obligations in excess of the amount of the Senior Debt (as defined in the Intercreditor Agreement) and (ii) in compliance with the Intercreditor Agreement.

     7.16 POST-CLOSING DELIVERIES.

          (a) On or prior to December 31, 2005, deliver to the Lenders copies of certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents.

                                   SECTION 8

                               NEGATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding (other than indemnification claims not yet asserted), and until all of the Credit Document shall have terminated:

     8.1  INDEBTEDNESS.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness of the Consolidated Parties set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof);

          (c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by any Consolidated Party to finance the purchase of fixed assets provided that (i) the total of all such purchase money Indebtedness (including any such purchase money Indebtedness referred to in subsection (b) above) shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such purchase money Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such purchase money Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (d) obligations of the Consolidated Parties in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

          (e) other unsecured Indebtedness of the Consolidated Parties in an amount not to exceed $5,000,000 in the aggregate at any one time;

          (f) the Subordinated Debt;

          (g) unsecured intercompany Indebtedness owing by a Consolidated Party to a Credit Party (permitted under Section 8.6);

          (h) obligations of Meridian or any of its Subsidiaries with respect to any letter of credit, bond or other surety provided for the account of Meridian or any of its Subsidiaries to support Meridian's or any of its Subsidiaries' obligations to the French VAT authorities; provided, that (i) the aggregate amount of such obligations shall not exceed $6,000,000 in the aggregate and (ii) such Indebtedness shall not have a cross-default to the Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (i) the Meridian Loan; and

          (j) Indebtedness owing to the Working Capital Lender under the Working Capital Loan Documents in an aggregate principal amount not to exceed the amount of Senior Debt (as defined in the Intercreditor Agreement) permitted under the Intercreditor Agreement, less the amount of each principal payment made in respect of the Working Capital Loans but only to the extent that the Working Capital Revolving Commitment is permanently reduced by the amount of such payment.

     8.2  LIENS.

     The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property (other than any "margin stock" within the meaning of Regulation U), whether now owned or after acquired, except for Permitted Liens.

     8.3  NATURE OF BUSINESS.

     The Credit Parties will not permit any Consolidated Party to materially alter the nature of the business conducted by such Person as of the Closing Date.

     8.4  CONSOLIDATION, MERGER, DISSOLUTION, ETC.

     The Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Parent or the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Parent or the Borrower shall be the continuing or surviving corporation, (ii) the Parent shall not merge or consolidate with the Borrower, (iii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Required Lenders or the Collateral Agent may reasonably request in order to maintain the perfection and priority of the Collateral Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (iv) after giving effect to such transaction, no Default or Event of Default exists, (b) any Credit Party other than the Borrower and the Parent may merge or consolidate with any other Credit Party other than the Borrower or the Parent; provided that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Required Lenders or the Collateral Agent may reasonably request in order to maintain the perfection and priority of the Collateral Agent's liens on the assets of the Credit Parties as required by Section 7.14 after giving effect to such transaction and (ii) after giving effect to such transaction, no Default or Event of Default exists, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party; provided that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Required Lenders or the Collateral Agent may reasonably request in order to maintain the perfection and priority of the Collateral Agent's liens on the assets of the Credit Parties as required by
Section 7.14 after giving effect to such transaction and (iii) after giving effect to such transaction, no Default or Event of Default exists, and (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party; provided that, after giving effect to such transaction, no Default or Event of Default exists.

     8.5  ASSET DISPOSITIONS.

     The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than:

          (i) the sale of inventory in the ordinary course of business for fair consideration;

          (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business;

          (iii) the sale, transfer or other disposition of "margin stock" within the meaning of Regulation U;

          (iv) other sales of assets in an aggregate amount not to exceed $1,000,000 in any fiscal year; and

          (v) the sale of the Ship & Debit Division; provided that (A) the Borrower receives at least $1,000,000 in Net Cash Proceeds from the sale of such division and (B) the Borrower immediately prepays the Loans with such Net Cash Proceeds in accordance with the terms of Section 3.3(b)(ii) and the Intercreditor Agreement.

     Upon a sale of assets permitted by this Section 8.5, the Lenders and/or the Collateral Agent shall deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest in such assets.

     8.6  INVESTMENTS.

     The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

     8.7  RESTRICTED PAYMENTS.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries) and (c) the Borrower may make distributions to the Parent in an amount necessary to pay interest on the Subordinated Debt.

     8.8  TRANSACTIONS WITH AFFILIATES.

     The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Consolidated Party other than (a) normal compensation and reimbursement of expenses of officers and directors and (b) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate of such Consolidated Party. Notwithstanding the foregoing, Meridian International is permitted to make the Meridian Loan.

     8.9  FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

     The Credit Parties will not permit any Consolidated Party to (a) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in a manner materially adverse to the Lenders or (b) change its fiscal year; it being understood and agreed that any amendment to the articles of incorporation of PRGRS, Inc. that provides the books and records of such Credit Party will be maintained in the Cayman Islands or Bermuda shall not be deemed to be materially adverse to the Lenders. The Credit Parties will promptly deliver to the Lenders copies of any amendments, modifications and changes to the articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) of any Consolidated Party.

     8.10 LIMITATION ON RESTRICTED ACTIONS.

     The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Working Capital Loan Documents, (iii) applicable law, (iv) the Indenture or (v) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

     8.11 OWNERSHIP OF SUBSIDIARIES.

     Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Parent or any Wholly-Owned Subsidiary of the Parent) to own any Capital Stock of any Subsidiary of the Parent, (ii) permit any Subsidiary of the Parent to issue Capital Stock (except to the Parent or to a Wholly-Owned Subsidiary of the Parent), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or
(B) for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Parent to issue any shares of preferred Capital Stock.

     8.12 SALE LEASEBACKS.

     Except for transactions permitted by Section 8.1(c) hereof, the Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

     8.13 CAPITAL EXPENDITURES.

     The Credit Parties will not permit aggregate Consolidated Capital Expenditures to exceed $6,000,000 at any time during the term of this Credit Agreement.

     8.14 NO FURTHER NEGATIVE PLEDGES.

     The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to the Indenture, (c) pursuant to the Working Capital Loan Documents or (d) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith.

     8.15 LIMITATION ON FOREIGN EBITDA.

     The Credit Parties will not permit the aggregate portion of Consolidated EBITDA for any period attributable to First Tier Foreign Subsidiaries which are not Material Foreign Subsidiaries to exceed 10% of Consolidated EBITDA for such period.

     8.16 SUBORDINATED DEBT.

     No Credit Party will, nor will it permit any of its Subsidiaries to (a) make or offer to make any principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, (c) deposit any funds intended to discharge the Subordinated Debt or (d) amend, restate, supplement, modify or otherwise change the Subordinated Debt in any manner that would adversely affect the Lenders without the prior written consent of the Required Lenders.

     8.17 NOTICE UNDER THE INDENTURE.

     The Parent covenants and agrees that it will give the written notice pursuant to Section 11.11 of the Indenture to the Trustee (as defined in the Indenture) immediately upon the request of the Required Lenders.

     8.18 WORKING CAPITAL LOAN DOCUMENTS.

     No Credit Party will, nor will it permit any of its Subsidiaries to amend, restate, supplement, modify or otherwise change the Working Capital Loan Agreement or any other Working Capital Loan Documents except as otherwise permitted under the terms of the Intercreditor Agreement.

                                   SECTION 9

                                EVENTS OF DEFAULT

     9.1  EVENTS OF DEFAULT.

     An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events other than any Event of Default arising solely as a result of a Working Capital Acknowledged Event of Default (except with respect to clauses (h) and (l) below) (each an "Event of Default"):

          (a) Payment. Any Credit Party shall default, and such default shall continue for five (5) or more Business Days, in the payment when due of any principal of or interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c) Covenants. Any Credit Party shall

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.9, 7.12 or
          7.14 or Section 8;

               (ii) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(a), (b), (c), (d), (e) or (f) and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Lender; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Lenders; or

          (d) Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any) or (ii) except as a result of or in connection with a merger of a Subsidiary permitted under Section 8.4, any Credit Document shall fail to be in full force and effect or to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

          (e) Guaranties. Except as the result of or in connection with a merger of a Subsidiary permitted under Section 8.4, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty (subject to applicable grace and cure periods, if any); or

          (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

          (g) Defaults under Other Agreements.

               (i) Any Consolidated Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Parties, taken as a whole, other than any defaults under the Working Capital Loan Documents; or

               (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement or under the Working Capital Loan Documents) in excess of $1,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity, or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          (h) Judgments. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Required Lenders, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

          (j) Ownership. There shall occur a Change of Control; or


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

          (k) Subordinated Debt. There shall occur (a) an "Event of Default" under, and as defined in, the Indenture or (b) a "Change in Control" (or any comparable term) under and as defined in the Indenture; or

          (l) Working Capital Facility. There shall occur a Working Capital Event of Default under any Working Capital Loan Document and the Working Capital Lender shall have accelerated the indebtedness thereunder (whether as a result of the Working Capital Acknowledged Events of Default or otherwise), it being agreed that the maturity of the Working Capital Facility solely in accordance with its terms and without further action by the Working Capital Lender (e.g., upon its scheduled maturity date) shall not constitute an acceleration.

     9.2  ACCELERATION; REMEDIES.

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Lenders in their reasonable discretion, the Required Lenders shall, by written notice to the Credit Parties, take any of the following actions:

          (a) [Intentionally Omitted]

          (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Lenders and the Collateral Agent hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) [Intentionally Omitted]

          (d) Enforcement of Right. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to the Borrower, then all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders and the Collateral Agent hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Lenders or the Collateral Agent.

     9.3  APPLICATION OF FUNDS.

     After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.2), any amounts received on account of the Credit Party Obligations shall be applied, first, to pay any fees, expenses or indemnities of the Collateral Agent, and, second, by the Lenders in the manner determined by the Lenders in their sole discretion. Any surplus remaining after payment in full of the Credit Party Obligations shall be returned to the Borrower or whomsoever a court of competent jurisdiction shall determine to be entitled thereto.


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

                                   SECTION 10

                                  MISCELLANEOUS

     10.1 NOTICES.

          (a) Notices Generally. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Lender, set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

          if to any Credit Party:

               PRG-Schultz USA, Inc.
               600 Galleria Parkway, Suite 100
               Atlanta, Georgia 30339
               Attn: Chief Financial Officer
               Telephone: (770) 779-3230
               Telecopy: (770) 779-3042

          with a copy to:

               PRG-Schultz USA, Inc.
               600 Galleria Parkway, Suite 100
               Atlanta, Georgia 30339
               Attn: General Counsel
               Telephone: (770) 779-3051
               Telecopy: (770) 779-3034

          if to any Lender:

               to its address set forth on its signature page,

          with a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, NY 10022
               Attn: Jeffrey S. Sabin
               Telephone: (212) 756-2000
               Telecopy: (212) 593-5955


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

          if to the Collateral Agent:

               Blum Strategic Partners II, L.P.
               909 Montgomery Street, Suite 400
               San Francisco, CA 94133:
               Attn: Jose S. Medeiros
               Telephone: 415-288-7201
               Telecopy: 415-283-0601

          with a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, NY 10022
               Attn: Jeffrey S. Sabin
               Telephone: (212) 756-2000
               Telecopy: (212) 593-5955

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

          (b) Electronic Communications. Notices and other communications to a Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by such Lender. Any Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Required Lenders otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) Change of Address, Etc. Each of the Borrower, each Lender and the Collateral Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.


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

          (d) Reliance by Lender. Each Lender and the Collateral Agent shall be entitled to rely and act upon any notices (including telephonic Notice of Borrowing) purportedly given by an executive officer of the Borrower on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Lender, the Collateral Agent and its Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with each Lender or the Collateral Agent may be recorded by such Lender or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

     10.2 RIGHT OF SET-OFF; ADJUSTMENTS.

     Upon the occurrence and during the continuance of any Event of Default, each of the Lenders and the Collateral Agent (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender or Collateral Agent shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each of the Lenders and the Collateral Agent agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender or the Collateral Agent; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each of the Lenders and the Collateral Agent under this Section 10.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender or the Collateral Agent may have.

     10.3 SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Credit Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

          (b) Each Lender may assign all or a portion of its rights and obligations under this Credit Agreement (including all or any portion of the Loans). From and after the effective date of such assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of the assigning Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment, be released from its obligations under this Credit Agreement (and, in the case of an assignment covering all of the assigning Lender's rights and obligations under this Credit Agreement, the assigning Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 10.4, 10.8 and 10.12). Upon request by the assigning Lender and/or the assignee Lender, the Borrower shall execute and deliver new or replacement Note to the assigning Lender and the assignee Lender.

          (c) Notwithstanding anything herein to the contrary, each Lender may at any time, without the consent of the Borrower, pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under each Note) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     10.4 EXPENSES; INDEMNIFICATION.

          (a) The Credit Parties jointly and severally agree to pay on demand all reasonable costs and expenses of each Lender in connection with the preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Lenders and the Collateral Agent with respect thereto and with respect to advising such Lender and the Collateral Agent as to their rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all reasonable costs and expenses of the Lenders and the Collateral Agent, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

          (b) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Lender, the Collateral Agent and its respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than such Lender or the Collateral Agent) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Credit Party, any Affiliate of any Credit Party or any of their respective officers or directors; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Credit Party Obligations) be asserted or imposed against any Indemnitee, arising out of or relating to, the Credit Documents, any predecessor Credit Documents, the Commitments, the use or contemplated use of the proceeds of any extension of credit, or the relationship of any Credit Party and such Lender or the Collateral Agent under this Credit Agreement or any other Credit Document;
(c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary of the Parent, or any Environmental Liability related in any way to the Borrower or any Subsidiary of the Parent; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a)


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

or (b) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including reasonable fees and costs of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Credit Party Obligations.

          (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 10.4 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     10.5 AMENDMENTS, WAIVERS AND CONSENTS.

     Except for actions expressly permitted to be taken by the Collateral Agent, neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Borrower and the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, change, waiver, discharge, termination or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or, fees on, the Loans payable to any Lender, in each case without the written consent of each Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender affected thereby,
(iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender affected thereby, (iv) amend the definition of "Required Lenders" or "Pro Rata Share" without the written consent of each Lender or (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Credit Agreement and the other Credit Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release any Credit Party without the written consent of each Lender, (vi) amend, change or waive this
Section 10.5 without the written consent of each Lender. Notwithstanding the foregoing, no amendment, change, waiver, discharge, termination or consent shall, unless in writing and signed by the Collateral Agent, affect the rights or duties of the Collateral Agent (but not in its capacity as a Lender) under this Credit Agreement or the other Credit Documents.


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

     10.6 COUNTERPARTS.

     This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

     10.7 HEADINGS.

     The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     10.8 SURVIVAL.

     All indemnities set forth herein, including, without limitation, in Section 3.11, 3.12 or 10.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     10.9 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

          (a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDERS AND THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, EACH CREDIT PARTY, EACH LENDER AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH CREDIT PARTY, EACH LENDER AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH CREDIT PARTY, EACH LENDER AND THE COLLATERAL AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS,


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

COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.10 WAIVER OF JURY TRIAL.

     EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lenders and the Collateral Agent, regardless of any investigation made by the Lenders, the Collateral Agent or on its behalf and notwithstanding that the Lender or the Collateral Agent may have had notice or knowledge of any Default at the time of any Loans, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

     10.12 SEVERABILITY.

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     10.13 ENTIRETY.

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     10.14 BINDING EFFECT; TERMINATION.

          (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by each Credit Party and each Lender and the Collateral Agent, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, each Lender, the Collateral Agent and its respective successors and assigns.

          (b) The term of this Credit Agreement shall be until no Loans, or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, all of the Credit Party Obligations (other than indemnification claims not yet asserted) have been irrevocably satisfied in full and this Credit Agreement and the other Credit Documents shall have been terminated.

     10.15 CONFIDENTIALITY.

     Each of the Lenders and the Collateral Agent agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and must agree to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (each of the Lenders and the Collateral Agent agrees to provide notice of any such requirement to the Borrower and, to the extent reasonably requested by the Borrower, cooperate with the Borrower and its Subsidiaries if the Borrower or any of its Subsidiaries seeks to have such Information subject to a protective order); (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Credit Agreement, provided that such assignee or participant or prospective assignee or participant agrees to keep the Information confidential or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties, provided that such contractual counterparty or prospective counterparty agrees to keep the Information confidential; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to such Lender or the Collateral Agent on a non-confidential basis from a source other than the Credit Parties; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about such Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, each of the Lenders and the Collateral Agent may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to such Lender or the Collateral Agent in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Commitment, and the Loans. For the purposes of this Section, "Information" means all information received from any Credit Party or any Subsidiary of the Parent relating to any Credit Party or any Subsidiary of the Parent or its business, other than any such information that is available to any Lender or the Collateral Agent on a non-confidential basis prior to disclosure by


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

any Credit Party or any Subsidiary of the Parent. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Lenders and the Collateral Agent acknowledges that it is aware that the Borrower is a public company with securities that are publicly traded and that the Information includes material non-public Information.

     10.16 CONFLICT.

     To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

     10.17 USA PATRIOT ACT NOTICE.

     Each Lender and the Collateral Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                                   SECTION 11

                                COLLATERAL AGENT

     11.1 APPOINTMENT.

     Each Lender hereby irrevocably appoints and authorizes the Collateral Agent to perform the duties of the Collateral Agent as set forth in this Credit Agreement and the other Credit Documents including: (i) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Credit Agreement or any other Credit Document;
(ii) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Credit Parties, the Credit Party Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by the Collateral Agent of the rights and remedies specifically authorized to be exercised by the Collateral Agent by the terms of this Credit Agreement or any other Credit Document; (iii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Credit Agreement or any other Credit Document; and
(iv) subject to Section 11.3 of this Credit Agreement, to take such action as the Collateral Agent deems appropriate on its behalf to exercise the powers delegated to the Collateral Agent by the terms hereof or the other Credit Documents together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Credit Agreement and the other Credit Documents (including, without limitation, enforcement or collection of the Loans), the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected


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in so acting or refraining from acting) upon the instructions of the Required
Lenders, and such instructions of the Lenders shall be binding upon all Lenders and all makers of Loans.

     11.2 NATURE OF DUTIES.

     The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Credit Agreement or in the other Credit Documents. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have by reason of this Credit Agreement or any other Credit Document a fiduciary relationship in respect of any Lender. Nothing in this Credit Agreement or any other Credit Document, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of this Credit Agreement or any other Credit Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties and the value of the Collateral, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Collateral Agent shall provide to such Lender any documents or reports delivered to the Collateral Agent by the Credit Parties pursuant to the terms of this Credit Agreement or any other Credit Document. If the Collateral Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, the Collateral Agent shall send notice thereof to each Lender.

     11.3 RIGHTS, EXCULPATION, ETC.

     The Collateral Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Credit Agreement or the other Credit Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Collateral Agent (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 10.3 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Collateral Agent or counsel to the Credit Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Credit Agreement or the other Credit Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Credit Agreement or the other Credit Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement or the other Credit Documents or any


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

other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Collateral Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Credit Agreement or of any of the other Credit Documents the Collateral Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Credit Documents until it shall have received such instructions from the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Credit Agreement or any of the other Credit Documents in accordance with the instructions of the Required Lenders.

     11.4 RELIANCE.

     The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Credit Agreement or any of the other Credit Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

     11.5 INDEMNIFICATION.

     To the extent that the Collateral Agent is not reimbursed and indemnified by any Credit Party, the Lenders will reimburse and indemnify the Collateral Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Credit Agreement or any of the other Credit Documents or any action taken or omitted by the Collateral Agent under this Credit Agreement or any of the other Credit Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to
Section 11.5; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from the Collateral Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.5 shall survive the payment in full of the Loans and the termination of this Credit Agreement and of the other Credit Documents.

     11.6 COLLATERAL AGENT INDIVIDUALLY.

     With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, the Collateral Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in


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

its individual capacity as a Lender or one of the "Required Lenders." The Collateral Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as the Collateral Agent pursuant hereto without any duty to account to the other Lenders.

     11.7 SUCCESSOR COLLATERAL AGENT.

          (a) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Credit Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Collateral Agent, and the Collateral Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Credit Documents. After the Collateral Agent's resignation hereunder as the Collateral Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Credit Agreement and the other Credit Documents.

          (c) If a successor Collateral Agent shall not have been so appointed within said thirty (30) Business Day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as the Collateral Agent until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided above.

     11.8 COLLATERAL MATTERS.

          (a) [intentionally omitted]

          (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Credit Party Obligations in accordance with the terms hereof; or constituting property being sold or disposed of in compliance with the terms of this Credit Agreement and the other Credit Documents; or constituting property in which the Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the requisite Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 11.8(b).

          (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 11.8(b), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 11.8. Upon receipt by the Collateral Agent of confirmation from the requisite Lenders of its authority to


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

release any particular item or types of Collateral, and upon prior written request by any Credit Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Credit Party Obligations or any Lien upon (or obligations of any Credit Party in respect of) all interests in the Collateral retained by any Credit Party.

          (d) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Credit Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Credit Agreement or any other Credit Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this 11.8 or in any other Credit Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

     11.9 AGENCY FOR PERFECTION. Each Lender hereby appoints the Collateral Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Collateral Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Collateral Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Credit Documents. Each Credit Party by its execution and delivery of this Credit Agreement hereby consents to the foregoing.

                           [Signature Pages to Follow]


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

     Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                               PRG-SCHULTZ USA, INC.,
                                        a Georgia corporation


                                        By: s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance, Chief Financial Officer
                                               and Treasurer


GUARANTORS:                             PRG-SCHULTZ INTERNATIONAL, INC.,
                                        a Georgia corporation


                                        By: s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance, Chief Financial Officer
                                               and Treasurer


                                        PRGFS, INC.,
                                        PRGLS, INC.,
                                        each a Delaware corporation


                                        By: s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance


                                        PRGRS, INC., a Delaware corporation


                                        By: s/
                                            ------------------------------------
                                        Name: James B. McCurry
                                        Title: President


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

GUARANTORS:                             THE PROFIT RECOVERY GROUP ASIA, INC.,
                                        PRG-SCHULTZ CANADA, INC.,
                                        THE PROFIT RECOVERY GROUP NEW ZEALAND,
                                           INC.,
                                        THE PROFIT RECOVERY GROUP NETHERLANDS,
                                           INC.,
                                        THE PROFIT RECOVERY GROUP MEXICO, INC.
                                        PRG-SCHULTZ FRANCE, INC.,
                                        PRG-SCHULTZ AUSTRALIA, INC.,
                                        PRG-SCHULTZ BELGIUM, INC.,
                                        PRG-SCHULTZ CHILE, INC.,
                                        THE PROFIT RECOVERY GROUP GERMANY, INC.,
                                        PRG INTERNATIONAL, INC.,
                                        PRG-SCHULTZ SWITZERLAND, INC.,
                                        THE PROFIT RECOVERY GROUP SOUTH AFRICA,
                                           INC.,
                                        THE PROFIT RECOVERY GROUP SPAIN, INC.,
                                        THE PROFIT RECOVERY GROUP ITALY, INC.,
                                        PRG-SCHULTZ SCANDINAVIA, INC.,
                                        PRG-SCHULTZ PORTUGAL, INC.,
                                        PRG-SCHULTZ JAPAN, INC.,
                                        THE PROFIT RECOVERY GROUP COSTA RICA,
                                           INC.,
                                        PRG-SCHULTZ PUERTO RICO, INC.,
                                        PRG USA, INC.,
                                        PRG-SCHULTZ EUROPE, INC.,
                                        EACH A GEORGIA CORPORATION


                                        By: s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance, Chief Financial Officer
                                               and Treasurer


                                        HS&A ACQUISITION - UK, INC.,
                                        a Texas corporation


                                        By: s/
                                            ------------------------------------
                                        Name: James E. Moylan, Jr.
                                        Title: Executive Vice President -
                                               Finance, Chief Financial Officer
                                               and Treasurer


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

LENDERS:                                BLUM STRATEGIC PARTNERS II, L.P.


                                        By: s/
                                            ------------------------------------
                                        Name: Jose Medeiros
                                        Title: Partner

                                        909 Montgomery Street, Suite 400
                                        San Francisco, CA 94133
                                        Attention: Jose S. Medeiros
                                        Telephone: 415-288-7201
                                        Facsimile: 415-283-0601


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

LENDERS:                                BLUM STRATEGIC PARTNERS II
                                        GMBH & CO. KG.


                                        By: s/
                                            ------------------------------------
                                        Name: Jose Medeiros
                                        Title: Partner

                                        909 Montgomery Street, Suite 400
                                        San Francisco, CA 94133
                                        Attention: Jose S. Medeiros
                                        Telephone: 415-288-7201
                                        Facsimile: 415-283-0601


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

LENDERS:                                PARKCENTRAL GLOBAL HUB LIMITED


                                        By: s/
                                            ------------------------------------
                                        Name: Steven Balsnik
                                        Title: President

                                        2300 West Plano Parkway
                                        Plano, TX 75075
                                        Attention: Steve Blasnik
                                        Telephone: 972-535-1919
                                        Facsimile: 972-535-1997


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

LENDERS:                                PETRUS SECURITIES L.P.


                                        By: s/
                                            ------------------------------------
                                        Name: Steven Blasnik
                                        Title: President of General Partner

                                        2300 West Plano Parkway
                                        Plano, TX 75075
                                        Attention: Steve Blasnik
                                        Telephone: 972-535-1919
                                        Facsimile: 972-535-1997


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

COLLATERAL AGENT:                       BLUM STRATEGIC PARTNERS II, L.P.


                                        By: s/
                                            ------------------------------------
                                        Name: Jose Medeiros
                                        Title: Partner


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